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                                                                     Exhibit 5.1



                     [Huber Lawrence & Abell Letterhead]





                                                                   July 22, 1999


Energy East Corporation
One Canterbury Green, Fourth Floor
Stamford, CT 06901

         Re: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We have acted as counsel for Energy East Corporation (the "Company") in connection with a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company's Common Stock, with a par value of One Cent ($.01) per share (the "Common Stock"), to be issued in connection with the merger of Connecticut Energy Corporation, a Connecticut corporation, into the Company's wholly owned subsidiary, Merger Co., a Connecticut corporation (the "Merger") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among Connecticut Energy Corporation, the Company and Merger Co. dated as of April 23, 1999, as amended, filed as Appendix A to the Proxy Statement/Prospectus which forms a part of the Registration Statement. All capitalized terms not otherwise defined herein have the same meanings as defined in the Registration Statement.

         As counsel to the Company, we are generally familiar with its corporate proceedings and have examined the Registration Statement and the Merger Agreement and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.



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July 22, 1999
Page 2




         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing and upon such further examination of corporate records and documents and matters of law as we have considered necessary or desirable for the purposes of this opinion, it is our opinion that the Common Stock, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

         The opinion expressed herein is limited to the laws of the State of New York and to applicable United States federal law and we express no opinion as to the laws of any other jurisdiction.

         We hereby consent to the making of the statements with reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                             Very truly yours,

                                             /s/ Huber Lawrence & Abell